Exhibit 12.2
SECTION 906 CERTIFICATIONS
Pursuant to section 906 of the Sarbanes-Oxley Act of 2002, I, Kenneth H. Kirkpatrick, President and Chief Executive Officer of OSI Geospatial Inc., do hereby certify, based on my knowledge, that:
•	the Annual Report on Form 20-F for the year ended November 30, 2006 of OSI Geospatial Inc. fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

•	the information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of OSI Geospatial Inc.

Date:	May 7, 2007

/s/ “Kenneth H. Kirkpatrick”

President and Chief Executive Officer

SECTION 906 CERTIFICATIONS
Pursuant to section 906 of the Sarbanes-Oxley Act of 2002, I, John T. Sentjens, Corporate Controller of OSI Geospatial Inc.,do hereby certify, based on my knowledge, that:
•	the Annual Report on Form 20-F for the year ended November 30, 2006 of OSI Geospatial Inc..fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

•	the information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of OSI Geospatial Inc.,

Date:	May 7, 2007

/s/ “John T. Sentjens”

Vice President Finance